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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-1) for the registration of 575,000 shares of Aurora Biosciences Corporation's common stock of the reference to our firm under the captions "Selected Financial Data" and "Experts" and our report dated April 7, 1997 (except Note 11, as to which the date is April 25, 1997) included in the Registration Statement (Form S-1 No. 333-23407) and related Prospectus of Aurora Biosciences Corporation filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

San Diego, California
June 18, 1997